Exhibit 10.1
AMENDMENT TO MASTER SEPARATION AGREEMENT
This AMENDMENT TO MASTER SEPARATION AGREEMENT (this “Agreement”) is made and entered into as of May 25, 2011, by and between DSW INC. (“DSW”), and RETAIL VENTURES, INC. (“Retail Ventures”).
Background
A. In connection with DSW’s initial public offering in July 2005, DSW and Retail Ventures entered into a Master Separation Agreement, dated July 5, 2005 (the “Master Separation Agreement”).
B. Pursuant to the Agreement and Plan of Merger, dated February 8, 2011, as amended (the “Merger Agreement”), among Retail Ventures, DSW, and DSW MS LLC, an Ohio limited liability company and a wholly owned subsidiary of DSW (“Merger LLC”), Retail Ventures will merge with and into Merger LLC, effective May 26, 2011 (the “Effective Time”), with Merger LLC continuing after the merger as the surviving entity and a wholly owned subsidiary of DSW (the “Merger”).
C. As of the Effective Time, each issued and outstanding Retail Ventures common share, no par value (“Retail Ventures Common Share” and, collectively, “Retail Ventures Common Shares”) (other than Retail Ventures Common Shares owned directly or indirectly by DSW or Merger LLC or held by Retail Ventures or any of its subsidiaries, which will be cancelled as a result of the Merger), will automatically convert into the right to receive 0.435 DSW class A common shares, unless the holder properly and timely elects to receive a like amount of DSW class B common shares in lieu of DSW class A common shares (such DSW class A common shares and DSW class B common shares, together with any cash paid in respect of fractional shares in accordance with the Merger Agreement, the “Merger Consideration”).
D. Merger LLC will assume, as of the Effective Time of the Merger, all of Retail Ventures’ obligations with respect to the Master Separation Agreement. Certain provisions of the Master Separation Agreement are no longer applicable and other provisions are modified as a result of the Merger as provided herein.
E. The parties to this Agreement desire to memorialize the modification of the Master Separation Agreement, effective as provided below.
Agreement
In consideration of the mutual covenants, promises, and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree that as follows, effective upon the Effective Time:
1. Modification of Article VIII: Article VIII of the Master Separation Agreement is modified by deleting the following defined terms and replacing the same with the following in lieu thereof:
“Holders” shall mean collectively, Schottenstein Stores Corporation (“SSC”) and its Affiliated Companies (other than DSW) who from time to time own Registrable Securities, and Jay Schottenstein. Each of such persons or entities separately is sometimes referred to herein as a “Holder.”

“Registrable Securities” shall mean (i) the DSW class B common shares received by a Holder as Merger Consideration, (ii) any other securities issued or distributed to a Holder in respect of the DSW class B common shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise, and (iii) any other successor securities received by the Holder in respect of any of the foregoing; PROVIDED that in the event that any Registrable Securities (as defined without giving effect to this proviso) are being registered pursuant hereto, the Holder may include in such registration (subject to the limitations of this Agreement otherwise applicable to the inclusion of Registrable Securities) any DSW class B common shares or securities acquired in respect thereof thereafter acquired by such Holder, which shall also be deemed to be “Shares” and accordingly Registrable Securities, for purposes of such registration. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities when (w) a registration statement with respect to the sale by the Holder shall have been declared effective under the Securities Act and such Shares shall have been disposed of in accordance with such registration statement, (x) they shall have been distributed to the public in accordance with Rule 144, (y) they shall have been otherwise transferred by the Holder to an entity or Person that is not Jay Schottenstein or an Affiliated Company of SSC, new certificates for them not bearing a legend restricting further transfer shall have been delivered by DSW and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any state securities or blue sky law then in effect or (z) they shall have ceased to be outstanding.
2. Modification of Article IV: Except as expressly modified by this Agreement, Article IV shall continue to be of full force and effect. In Section 4.5, the term “Retail Ventures” shall be replaced with “SSC”.
3. Deletion of Articles I, II, III, V, VI, and VII: Articles I, II, III, V, VI, and VII shall be of no further force or effect.
4. Binding Agreement: This Agreement will be binding upon and will inure to the benefit of the successors and assigns of the parties.
5. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to any choice or conflict of law provision or rule.
6. Counterparts: This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which taken together shall constitute one instrument.
[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

DSW INC.			RETAIL VENTURES, INC.

By:	/s/ William L. Jordan		By:	/s/ James A. McGrady

	Name:	William L. Jordan		Name:	James A. McGrady
	Title:	Executive Vice President, General Counsel and Secretary		Title:	Chief Executive Officer, Chief Financial Officer, President and Treasurer
[Signature Page to Amendment to Master Separation Agreement]